United States
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 17, 2017 (April 11, 2017)

WILSON BANK HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Tennessee	000-20402	62-1497076
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

623 West Main Street
Lebanon, Tennessee		37087
(Address of principal executive offices)		(Zip Code)
(615) 444-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Explanatory Note
This Current Report on Form 8-K/A (the “Amendment”) amends and supplements the Current Report on Form 8-K filed by Wilson Bank Holding Company (the “Company”) with the Securities and Exchange Commission on April 17, 2017 (the “Original 8-K”). The sole purpose of this Amendment is to supplement the disclosure in the Original 8-K to disclose the decision regarding how frequently the Company will conduct future non-binding, advisory votes on the Company’s executive compensation programs and practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As previously reported, the Company held its 2017 Annual Meeting of Shareholders on April 11, 2017 (the “Shareholders Meeting”). In the Original 8-K, the Company reported the results of the voting at the Shareholders Meeting, including the selection by the shareholders at the Shareholders Meeting of the option to hold future non-binding, advisory votes on the Company’s executive compensation programs and practices once every three years.

In light of the selection by the shareholders at the Shareholders Meeting of the option to hold future non-binding, advisory votes on the Company’s executive compensation programs and practices once every three years, the Company’s Board of Directors has adopted this recommendation and determined to hold future non-binding, advisory votes on the Company’s executive compensation programs and practices once every three years, until the next required non-binding, advisory vote on the frequency of future non-binding, advisory votes on the Company’s executive compensation programs and practices. The Company is required to hold a non-binding, advisory vote on the frequency of future non-binding, advisory votes on the Company’s executive compensation programs and practices no less frequently than once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WILSON BANK HOLDING COMPANY

By:    /s/ J. Randall Clemons
Name:    J. Randall Clemons
Title:    President and Chief Executive Officer

Date: May 17, 2017